CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement on Form N-1A of our report dated July 1, 2004, with respect to the financial statements and financial highlights of Stock Dividend Fund, Inc. which is included in such Pre-Effective Registration Statement
Amendment No. 3, and to the use of our name and the statement with respect to us, as appearing in Part B to the Registration Statement under the heading
"Other Service Providers" in the Statement of
Additional Information.

Helin, Donovan, Trubee & Wilkinson, LLP

Dallas, Texas
November 22, 2004